SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
 --------------------------------------------------------------
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 25, 1998

Schult Homes Corporation
(Exact name of registrant as specified in charter)

Indiana           0-15506        35-1608892
(State or other (Commission   (IRS Employer
jurisdiction of File Number)Identification No.)
incorporation)

P.O. Box 151, Middlebury, Indiana                        46540
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:

(219) 825-5881

___________________________________________________
(Former name or former address, if changed since last report.)


Item 1.     Changes in Control of Registrant.

       Not applicable.

Item 2.     Acquisition or Disposition of Assets.

       Not applicable.

Item 3.     Bankruptcy or Receivership.

       Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

       Not applicable.

Item 5.     Other Events.

       The record date for determining voting rights for consideration of the cash merger with Oakwood
       Homes Corporation is March 4, 1998 and the
       Special Meeting of Shareholders is scheduled for April 1, 1998. The Closing is expected to occur shortly after the shareholders meeting.

Item 6.     Resignations of Registrant's Directors.

       Not applicable.

Item 7.     Financial Statements, Pro Forma Financial
       Information and Exhibits.

       Not applicable.

EXHIBITS

None.

SIGNATURES

       Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Schult Homes Corporation

(Registrant)

Date: February 25, 1998                        By:___________________________
      Walter E. Wells
      President